QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 30, 2004.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACT TELECONFERENCING, INC.
(Exact name of Registrant as specified in its charter)

Colorado	84-1132665
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

ACT TELECONFERENCING, INC.
EMPLOYEE STOCK PURCHASE PLAN OF 1998 (as amended)
(Full title of the plan)

Gene Warren
1526 Cole Boulevard
Suite 300
Golden, Colorado 80401
(Name and address of agent for service)

303-233-3500
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities To be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value	200,000 shares(1)	$1.37(2)	$274,000	$34.72

(1)
Such shares are in addition to the 100,000 shares of common stock registered by the Company on Registration Statement No. 33-97908-D and the 200,000 shares of common stock registered by the Company on Registration Statement No. 333-74320.

(2)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on August 23, 2004 pursuant to Rule 457(c).

Explanatory Note

        On May 20, 2004, the shareholders of ACT Teleconferencing, Inc. (the "Company") approved an amendment to the ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998 (the "Purchase Plan") which increased the number of shares reserved for issuance under the Purchase Plan by 200,000 shares. The purpose of this Registration Statement is to register such additional shares for issuance under the Purchase Plan. Therefore, pursuant to General Instruction E of Form S-8, the Registrant does hereby incorporate by reference the contents of its Registration Statement on Form S-8, File No. 33-97908-D.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act") and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 8. Exhibits.

        The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

Exhibit No.	Description and Method of Filing
Exhibit 5.1	Opinion of Faegre & Benson LLP on legality of stock offered.
Exhibit 23.1	Consent of Hein & Associates LLP.
Exhibit 23.2	Consent of Ernst & Young
Exhibit 23.3	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

Item 9. Undertakings.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on August 30, 2004.

ACT TELECONFERENCING, INC.
By:	/s/ GENE WARREN Gene Warren Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of August 30, 2004 in the capacities indicated.

Signature	Title

/s/ GENE WARREN Gene Warren	President and Chief Executive Officer (Principal Executive Officer and acting Principal Financial and Accounting Officer)
/s/ GERALD D. VAN EECKHOUT Gerald D. Van Eeckhout	Director and Chairman Emeritus
/s/ RONALD J. BACH Ronald J. Bach	Director
Lewis Jaffe	Director
/s/ JULES L. DEVIGNE Jules L. DeVigne	Director
Malcolm M. Aslin	Director
/s/ JAMES F. SEIFERT James F. Seifert	Director
/s/ MACK V. TRAYNOR, III Mack V. Traynor, III	Chairman of the Board of Directors

Exhibit Index

Exhibit 5.1	Opinion of Faegre & Benson LLP on legality of stock offered.
Exhibit 23.1	Consent of Hein & Associates LLP.
Exhibit 23.2	Consent of Ernst & Young
Exhibit 23.3	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

QuickLinks

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
Exhibit Index